UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14 (c)
of the Securities Exchange Act of 1934 (Amendments No.)

Check the appropriate box:

☒ Preliminary Information Statement	☐Confidential, for Use of the Commission Only (as permitted)
☐ Definitive Information Statement by Rule 14c-5 (d)(2))

EDULINK, INC.
(Name of Registrant As Specified In Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

	1)	Title of each class of securities to which transaction applies:
	2)	Aggregate number of securities to which transaction applies:
3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
4)	Proposed maximum aggregate value of transaction:
	5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:
2)	Form, Schedule or Registration Statement No:
3)	Filing Party:
4)	Date Filed:

EDULINK, INC.
605 Warwick avenue #4,
Thousand Oaks, CA 91360

August __, 2007

Dear Stockholder:

The accompanying Information Statement is being furnished to the holders of shares of the common stock of EduLink, Inc. (the "Company"), a Nevada corporation. The Board of Directors (the "Board") is not soliciting your proxy and you are requested not to send us a proxy. The purpose of this Information Statement is to notify you of actions already approved by written consent of a majority of the voting stockholders and directors. Pursuant to Rule 14c-2 of the Securities Exchange Act of 1934, the following actions will not be effective until twenty (20) days after the date the Information Statement is mailed to the stockholders:

1.
To authorize the Company's Board of Directors to amend our Articles of Incorporation to: (i) change the Company's name to "Learning Priority, Inc."; (ii) increase the number of authorized shares of Common Stock to two billion, sixteen million, sixty one thousand, six hundred and thirty six (2,016,061,636) shares of common stock, par value $0.001 per share; (iii) effectuate a 1-for-1,500 reverse stock split of our authorized and issued and outstanding shares of common stock.

The enclosed Information Statement is being mailed on or about August ___, 2007, to stockholders of record as of the close of business on August __, 2007. You are urged to read the enclosed Information Statement in its entirety.

For the Board of Directors of
EDULINK, INC.

By:	/s/ Ian Rescigno
IAN RESCIGNO
Chairman

THIS INFORMATION STATEMENT IS BEING PROVIDED TO
YOU BY THE BOARD OF DIRECTORS OF THE COMPANY

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

EDULINK, INC.

605 Warwick Avenue #4
Thousand Oaks, CA 91360

INFORMATION STATEMENT

August __, 2007

GENERAL INFORMATION

This Information Statement has been filed with the Securities and Exchange Commission and is being furnished, pursuant to Section 14C of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), to the holders (the "Stockholders") of the common stock, par value $0.001 per share (the "Common Stock"), of EduLink, Inc., a Nevada Corporation (the "Company"), to notify such Stockholders of the following:

On August __, 2007, pursuant to Nevada Revised Statutes ("N.R.S.") 78.320, the Company received written consents in lieu of a meeting of Stockholders from Stockholders holding by proxy 754,689,404 shares, representing 50.31% of the 1,500,000,000 outstanding shares of Common  Stock (the "Majority Stockholders"), authorizing the Company's Board of Directors to amend our Articles of Incorporation to: (i) change the  Company's name to "Learning Priority, Inc."; (ii) increase the number of authorized shares of Common Stock to two billion, sixteen million, sixty one thousand, six hundred and thirty (2,016,061,636) shares of Common Stock, par value $0.001 per share; (iii) effectuate a 1-for-1,500 reverse stock split of our authorized and issued and outstanding shares of Common Stock (the amendments").

On August __, 2007, pursuant to N.R.S. 78.315, the Board of Directors of the Company unanimously approved the above actions, subject to Stockholder approval. According to N.R.S. 78.390, a majority of the outstanding shares of voting capital stock entitled to vote on the matter is required in order to amend the Company's Articles of Incorporation. The Majority Stockholders approved the actions by written consent in lieu of a meeting on August 15, 2007, in accordance with the N.R.S. Accordingly, your consent is not required and is not being solicited in connection with the approval of the Amendments.

We Are Not Asking You For A Proxy And You Are Requested Not To Send A Proxy.

The entire cost of furnishing this Information Statement will be borne by the Company. The Company will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of the Common Stock held of record by them and will reimburse such persons for their reasonable charges and expenses in connection therewith. The Board of Directors has fixed the close of business on August __, 2007, as the record date (the "Record Date") for the determination of Stockholders who are entitled to receive this Information Statement.

You are being provided with this Information Statement pursuant to Section 14C of the Exchange Act and Regulation 14C and Schedule 14C thereunder, and, in accordance therewith, the Amendments will not be filed with the Secretary of State of the State of Nevada become effective until at least 20 calendar days after the mailing of this Information Statement.

This Information Statement is being mailed on or about August __, 2007, to all Stockholders of record as of the Record Date.

OUTSTANDING VOTING SECURITIES

As of the date of the Consent by the Majority Stockholders, August__ , 2007, the Company had 1,500,000,000 shares of Common Stock issued and outstanding. Each share of outstanding Common Stock is entitled to one vote on matters submitted for Stockholder approval.

On August __, 2007, the holders of 50.31% of the issued and outstanding shares of Common Stock executed and delivered to the Company a written consent approving the Amendments. Since the Amendments has been approved by the Majority Stockholders, no proxies are being solicited with this Information Statement.

The N.R.S. provides in substance that unless the Company's Articles of Incorporation provides otherwise, stockholders may take action without a meeting of stockholders and without prior notice if a consent or consents in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to take such action at a meeting at which all shares entitled to vote thereon were present.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the number of shares of the Company's Common Stock beneficially owned on August __, 2007, the Record Date, by each person who is known by the Company to beneficially own 5% or more of the Company's Common Stock, each of the Company's directors and executive officers, and all of the Company's directors and executive officers, as a group:

			Amount and
	Name and Address of		Nature of
	Beneficial		Percent of
Title of Class	Owner	Beneficial Owner	Class (2)

Common Stock	Ian Rescigno (1) (3) (4)	328,530,941	21.90%
	605 Warwick Avenue #4
	Thousand Oaks, CA 91360

Common Stock	Michael Rosenfeld	104,698,659	5.19%
	201 Wilshire Blvd.
	Santa Monica, CA 90401

Common Stock	Robert Rescigno (1) (4)	7,500,000	0.37%

Common Stock	Joe Pikulski	141,000,000	6.99%
	32009 Foxmoor Court
	Westlake Village, CA 91362

Common Stock	All officers and directors as a	336,030,941	22.27%
	group (5 in number)

(1)	The person listed is an officer and/or director of the Company and the address for each beneficial owner is 605 Warwick avenue #4, Thousand Oaks, CA 91360.

(2)	Based on 1,500,000,000 common shares issued and outstanding as of August __, 2007.

(3)
Ian Rescigno is the beneficial owner of 844,592,577 shares of our common stock, of which 735,000,000 shares were awarded to him pursuant to a judgment against the company, of which 516,061,636 of those shares are unissued as they would exceed our authorized capital stock of 1,500,000,000 shares.

(4)	Ian and Robert Rescigno are relatives.

DISSENTER'S RIGHTS OF APPRAISAL

    The Stockholders have no dissenter's rights of appraisal.

AMENDMENTS TO THE ARTICLES OF INCORPORATION

A. Change the Name of the Company to "Learning Priority, Inc."

The Board of Directors and Majority Stockholders have adopted a resolution amending the Company's Articles of Incorporation to change the Company's name to "Learning Prioriy, Inc.". The name change will become effective when the amended Articles of Incorporation is filed with the Nevada Secretary of State. We believe that the change of our corporate name to Learning Priority, Inc. will provide a better description of our assets and business model and help us to enhance the value of our brand.

B. Increase the Number of Authorized Shares of Common Stock From 1,500,000,000 to 2,016,061,636

General

The Company's Articles of Incorporation authorizes the maximum number of shares outstanding at any time shall be one billion five hundred million (1,500,000,000) shares of Common Stock. On August __, 2007, the Board of Directors approved an amendment to the Articles of Incorporation to authorize two billion, sixteen million, sixty one thousand, six hundred and thirty (2,016,061,636) shares of Common Stock. The Board of Directors is authorized to fix the number of shares of and to determine or alter the rights, preferences, privileges and restrictions granted to or imposed upon the Common Stock. On August __, 2007, the holders of a majority of the outstanding shares of Common Stock approved the amendment by written consent.

Specifically, the increase in authorized shares is necessary to issue to Ian Rescigno the 516,061,636 shares of common stock, which is the balance of the shares awarded to Mr. Rescigno pursuant to the default judgment against us which was entered in the Los Angeles Superior Court on February 28, 2006.

Rescigno Judgment

On February 28, 2006, a default judgment was entered against us in the Los Angeles Superior Court, which ordered Standard Registrar and Transfer Company, Inc., our transfer agent, to issue to Ian Rescigno 735,000,000 shares of our Common Stock for breaching a settlement agreement that arose from an employment agreement dispute. As of the date of this Information Statement, the transfer agent issued to Mr. Rescigno 218,938,364 shares of our Common Stock, leaving a balance 516,061,636 shares of common stock unissued since we have issued all of our authorized common stock. The increase in our authorized common stock is necessary to provide for the complete issuance of common stock to Mr. Rescigno pursuant to the default judgement.

C. Authorize a 1-for-1,500 Reverse Stock Split of Our Authorized and Issued and Outstanding Shares of Common Stock.

General

The Board of Directors and Majority Stockholders approved the 1-for-1,500 reverse stock split (the "Reverse Stock Split") of our Common Stock on August __, 2007. Upon the effectuation of this Reverse Stock Split, each 1,500 shares of our Common Stock will be automatically converted into one (1) share of Common Stock. To avoid the issuance of fractional shares of Common Stock, the Company will issue an additional share to all holders of a fractional share .50 or greater and no additional shares shall be issued to a holder of a fractional share less than .50.

Shareholder approval for a reverse stock split of the Company's Common Stock is valid for one year following the date of such approval. If no such reverse stock split is effectuated for one year following August __, 2007, the Company will be required to present the matter to the shareholders again for approval prior to effectuating the reverse stock split.

Please note that the Reverse Stock Split will become effective as of the date approved by the Nasdaq. The Board will have one year from the date hereof to declare the Reverse Stock Split. However, upon effectuation, the reverse stock split will not change your proportionate equity interests in the company, except as may result from the issuance or cancellation of shares pursuant to thefractional shares.

Purpose and Material Effects of the Reverse Stock Split

The Board of Directors had proposed the Reverse Stock Split as one method to attract business opportunities in the Company. When a company engages in a reverse stock split, it substitutes one share of stock for a predetermined amount of shares of stock. It does not increase the market capitalization of the company.

We believe that, upon effectuation, the Reverse Stock Split may improve the price level of our Common Stock and that the higher share price could help generate interest in the Company among investors and other business opportunities. However, the effect of a reverse split upon the market price for our Common Stock cannot be predicted, and the history of similar stock split combinations for companies in like circumstances is varied. There can be no assurance that the market price per share of our Common Stock after a reverse split will rise in proportion to the reduction in the number of shares of Common Stock outstanding resulting from the reverse split. The market price of our Common Stock may also be based on our performance and other factors, some of which may be unrelated to the number of shares outstanding.

Upon effectuation, the reverse split will affect all of our stockholders uniformly and will not affect any stockholder's percentage ownership interests in the Company or proportionate voting power, except to the extent that the reverse split results in any of our stockholders owning a fractional share. In lieu of issuing fractional shares, an additional share will be issued to all holders of a fractional share .50 or greater and no additional shares shall be issued to a holder of a fractional share less than .50. The principal effect of a reverse split is that the number of shares of Common Stock issued and outstanding will be reduced proportionately with the reverse split.

The reverse split will not affect the par value of our Common Stock. As a result, on the effective date of the Reverse Stock Split, the stated capital, on a fully diluted basis, on our balance sheet attributable to our Common Stock will be reduced by up to 1/1,500 of its present amount, and the additional paid-in capital account shall be credited with the amount by which the stated capital is reduced. The per share net income or loss and net book value of our Common Stock will be increased because there will be fewer shares of our Common Stock outstanding.

The reverse split will not change the proportionate equity interests of our stockholders, nor will the respective voting rights and other rights of stockholders be altered, except for possible immaterial changes due to the cancellation of fractional shares. The Common Stock issued pursuant to the reverse split will remain fully paid and non-assessable. The reverse split is not intended as, and will not have the effect of, a "going private transaction" covered by Rule 13e-3 under the Securities Exchange Act of 1934. We will continue to be subject to the periodic reporting requirements of the Securities Exchange Act of 1934.

Stockholders should recognize that they will own a fewer number of shares than they presently own. While we expect that upon effectuation the reverse split will result in an increase in the potential market price of our Common Stock, there can be no assurance that the reverse split will increase the potential market price of our Common Stock by a multiple equal to the exchange number or result in the permanent increase in any potential market price (which is dependent upon many factors, including our performance and prospects). Also, should the market price of our Common Stock decline, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would pertain in the absence of a reverse split. Furthermore, the possibility exists that potential liquidity in the market price of our Common Stock could be adversely affected by the reduced number of shares that would be outstanding after the reverse split. In addition, the reverse split may increase the number of stockholders of the Company who own odd lots (less than 100 shares). Stockholders who hold odd lots typically will experience an increase in the cost of selling their shares, as well as possible greater difficulty in effecting such sales. Consequently, there can be no assurance that the reverse split will achieve the desired results that have been outlined above.

ADDITIONAL INFORMATION

The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information including annual and quarterly reports on Form 10-K and 10-Q (the "1934 Act Filings") with the Securities and Exchange Commission (the "Commission"). Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained at the Commission at Room 1580, 100 F Street, NE, Washington, DC 20549. Copies of such material can be obtained upon written request addressed to the Commission, Public Reference Section, 100 F Street, NE, Washington, D.C. 20549, at prescribed rates. The Commission maintains a web site on the Internet (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission through the Electronic Data Gathering, Analysis and Retrieval System ("EDGAR").

The following documents as filed with the Commission by the Company are incorporated herein by reference:

1. Quarterly Reports on Form 10-Q for the quarters ended March 31, 2006 and June 30, 2006; and

2. Annual Report on Form 10-K for the year ended December 31, 2005.

EFFECTIVE DATE OF AMENDMENTS

Pursuant to Rule 14c-2 under the Exchange Act, the filing of the Amendments to the Articles of Incorporation with the Nevada Secretary of State or the effective date of such filing, shall not occur until a date at least twenty (20) days after the date on which this Information Statement has been mailed to the Stockholders. The Company anticipates that the actions contemplated hereby will be effected on or about the close of business on August __, 2007.

By Order of the Board of Directors

By:	/s/ Ian Rescigno
IAN RESCIGNO
Chief Executive Officer